Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 24, 2026, relating to the financial statements of Apellis Pharmaceuticals, Inc. and the effectiveness of Apellis Pharmaceuticals, Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Apellis Pharmaceuticals, Inc. for the year ended December 31, 2025.

/s/ Deloitte & Touche LLP

Boston, Massachusetts
February 24, 2026